EXECUTION COPY

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.65

ASSET PURCHASE AGREEMENT

by and among

AGENUS WEST, LLC and

AGENUS INC.

(solely with respect to its obligations under Sections 4.4, Section 8.3, and Article 7)

and

XOMA CORPORATION

Dated as of November 5, 2015

TABLE OF CONTENTS

Page

I. DEFINITIONS	1
Section 1.1	Definitions1
Section 1.2	Interpretation8
Section 1.3	Currency8
II. SALE AND PURCHASE OF PURCHASED ASSETS	8
Section 2.1	Purchase and Sale8
Section 2.2	Purchased Assets9
Section 2.3	Assumption of Certain Liabilities and Obligations9
III. PURCHASE PRICE	10
Section 3.1	Purchase Price10
Section 3.2	Allocation of Purchase Price10
Section 3.3	Transfer Taxes11
IV. THE CLOSING	11
Section 4.1	Escrow11
Section 4.2	Closing Date12
Section 4.3	Closing Deliveries12
Section 4.4	Payment of Purchase Price13
Section 4.5	Transfer of Title; Insurance15
V. REPRESENTATIONS AND WARRANTIES OF SELLER	15
Section 5.1	Seller’s Organization; Good Standing15
Section 5.2	Authority; Execution and Delivery15
Section 5.3	Consents; No Violation, Etc.15
Section 5.4	Title to Personal Property16
Section 5.5	Litigation16
Section 5.6	Regulatory Issues16
Section 5.7	Compliance with Laws16
Section 5.8	No Brokers16
Section 5.9	Solvency16
Section 5.10	Accredited Investor; Investment Intent17
Section 5.11	Condemnation17
Section 5.12	Space Leases17
Section 5.13	Licenses and Permits17
Section 5.14	Employees and Employment17
Section 5.15	Physical Assets18
Section 5.16	Taxes18
Section 5.17	Environmental Matters18
Section 5.18	Intellectual Property19

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.19	Non-Foreign Person19
Section 5.20	OFAC19
Section 5.21	Transferred Contracts20
Section 5.22	Insurance Policies20
Section 5.23	Sufficiency of the Assets20
Section 5.24	X358 Product20
Section 5.25	Disclosure20
Section 5.26	Exclusive Representations and Warranties20
VI. CERTAIN COVENANTS AND AGREEMENTS OF SELLER	21
Section 6.1	Conduct of Business21
Section 6.2	Access to Information21
Section 6.3	Parking Rights22
Section 6.4	Zoning Information22
VII. REPRESENTATIONS AND WARRANTIES OF BUYER	23
Section 7.1	Buyer’s Organization; Good Standing23
Section 7.2	Authority; Execution and Delivery23
Section 7.3	Consents; No Violations, Etc23
Section 7.4	Litigation23
Section 7.5	No Brokers24
Section 7.6	Availability of Funds24
Section 7.7	Capital Stock24
Section 7.8	As-Is Sale24
Section 7.9	Hazardous Materials.25
Section 7.10	OFAC25
VIII. CERTAIN COVENANTS AND AGREEMENTS OF BUYER	26
Section 8.1	Assumption of Regulatory Commitments26
Section 8.2	Adverse Event Data and Regulatory Compliance26
Section 8.3	Registration of Consideration Shares26
IX. OTHER COVENANTS AND AGREEMENTS	28
Section 9.1	Press Releases28
Section 9.2	Employment Matters28
Section 9.3	Preservation of Business Records30
Section 9.4	Production of X358 Clinical Product30
Section 9.5	Cooperation with Litigation Defense31
Section 9.6	Confidentiality31
X. CONDITIONS PRECEDENT	31
Section 10.1	Conditions of Performance by Seller and Buyer31
Section 10.2	Buyer’s Conditions31
Section 10.3	Seller’s Conditions32
Section 10.4	Casualty33

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

XI. INDEMNIFICATION	33
Section 11.1	Survival33
Section 11.2	Indemnification by Seller34
Section 11.3	Indemnification by Buyer35
Section 11.4	Reductions35
Section 11.5	Calculation of Losses35
Section 11.6	Procedure35
XII. TERMINATION	36
Section 12.1	Termination36
Section 12.2	Effect of Termination37
XIII. GENERAL PROVISIONS	37
Section 13.1	Expenses37
Section 13.2	Further Assurances and Actions37
Section 13.3	Notices37
Section 13.4	Waiver and Amendments39
Section 13.5	Headings39
Section 13.6	Severability39
Section 13.7	Counterparts39
Section 13.8	Entire Agreement; No Third Party Beneficiaries39
Section 13.9	Relationship of the Parties39
Section 13.10	Governing Law; Jurisdiction40
Section 13.11	No Recording40
Section 13.12	Specific Performance40
Section 13.13	Waiver of Jury Trial40
Section 13.14	Binding Effect; Assignment40
Section 13.15	Energy Use Report41
Section 13.16	Disclosure Schedule41

EXHIBITS

Exhibit A	Form of Assumption Agreement
Exhibit B	Form of Bill of Sale
Exhibit C	Form of Grant Deed
Exhibit D	Intellectual Property License Agreement
Exhibit E	Description of the Land
Exhibit F	Form of Owner’s Policy
Exhibit G	Transition Services Agreement
Exhibit H	Form of Owner’s Affidavit
Exhibit I	Allocation of Purchase Price
Exhibit J	Licenses and Permits
Exhibit K	Real Estate Agreements

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULES

Schedule 1.1	Physical Assets; Transferred Contracts
Schedule 5.3	Consents
Schedule 5.4	Encumbrances
Schedule 5.5	Litigation
Schedule 5.6	Regulatory Issues
Schedule 5.7	Compliance with Laws
Schedule 5.8	Brokers
Schedule 5.14	Employee Benefit Plans
Schedule 5.15	Physical Assets
Schedule 5.16	Taxes
Schedule 5.17(d)	Environmental Matters
Schedule 5.22	Insurance Policies
Schedule 5.23	Sufficiency of the Assets
Schedule 9.2	Employee Information
Schedule 9.4	Production of X358 Clinical Product

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of the Fifth day of November, 2015 (this “Agreement”), is made by and among Agenus Inc., a Delaware corporation, for the limited obligations identified herein (“Parent”), Agenus West, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Buyer”), and XOMA Corporation, a Delaware corporation (“Seller”).

WHEREAS, Seller owns certain real property and a manufacturing facility known as the X5 Manufacturing Facility (as defined herein);

WHEREAS, Seller desires to sell, transfer, and convey to Buyer, and Buyer desires to purchase from Seller, the X5 Manufacturing Facility and certain assets related to the X5 Manufacturing Facility, and Buyer desires to assume the Assumed Liabilities (as defined herein), all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, in connection with the sale, transfer, and conveyance of the X5 Manufacturing Facility and those certain assets related to the X5 Manufacturing Facility, the Seller, Buyer, and/or their respective Affiliates desire to enter into the Ancillary Agreements (as defined herein);

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

I.
DEFINITIONS

Definitions

.  As used in this Agreement, the following terms have the meanings set forth below:

“Additional Required Parking” has the meaning set forth in Section 6.3.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  When used in this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of a majority of the equity interests or the power to elect a majority of the board of directors (or Persons performing similar functions) of such Person, whether through the ownership of voting securities, status as a general partner, by contract, or otherwise.  The parties acknowledge that in the case of certain entities organized under the Laws of certain countries outside of the United States, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity.

“Agreement” has the meaning set forth in the recitals.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Ancillary Agreements” means, collectively, the Transition Services Agreement, Intellectual Property License Agreement, and the Real Estate Agreements.

“Anti-Terrorism Order” has the meanings set forth in Section 5.20.

“Assumed Liabilities” has the meaning set forth in Section 2.3(a).

“Assumption Agreement” means an assumption agreement to be executed at Closing by Buyer and Seller, substantially in the form attached hereto as Exhibit A.

“Bill of Sale” means a bill of sale and assignment to be executed at Closing by Buyer and Seller, substantially in the form attached hereto as Exhibit B.

“Books and Records” means all books, records and files relating to the X5 Manufacturing Facility owned by Seller and in its possession, including, but not limited to, plans, specifications, drawings, blueprints, surveys, operating reports and environmental reports; excluding, however, appraisals, internal valuations and projections, attorney-client communications and other reports, records and files that customarily would be considered confidential or privileged.

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks in San Francisco, California are required or authorized to be closed by Law or regulation.

“Buyer” has the meaning set forth in the recitals.

“Buyer Defined Contribution Plan” has the meaning set forth in Section 9.2(e)(2).

“Buyer Indemnified Parties” has the meaning set forth in Section 11.2(a).

“Closing” and “Closing Date” have the respective meanings set forth in Section 4.2.

“Closing Statement” has the meaning set forth in Section 4.3(a)(x).

“Code” means the Internal Revenue Code of 1986, as amended, together with all rules, regulations and official guidance promulgated thereunder.

“Common Stock” means common stock, par value per share of $0.01, of Buyer.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, effective as of April 9, 2015, by and between Buyer and Seller, as amended.

“Consideration Shares” has the meaning set forth in Section 4.4(a).

“Eligible Employees” means those employees of Seller listed on Schedule 9.2.

“Employment Offer” has the meaning set forth in Section 9.2(b).

“Encumbrance” means any mortgage, charge, lien, security interest, pledge or encumbrance of any nature whatsoever.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Energy Disclosure” has the meaning set forth in Section 13.15.

“Environmental Laws” shall mean any and all laws, rules, regulations, orders and directives, whether federal, state or local, applicable to the Real Property or any part thereof with respect to the environmental condition of the Real Property or any part thereof and any adjacent property, and any activities conducted on or at the Real Property, including by way of example and not limitation: (i) Hazardous Materials; (ii) air emissions, water discharges, noise emissions and any other environmental, health or safety matter; (iii) the existence of any underground storage tanks that contained or contain Hazardous Materials; and (iv) the existence of PCB containing electrical equipment.

“Escrow” has the meaning set forth in Section 4.1.

“Escrow Holder” has the meaning set forth in Section 4.1.

“Evidence of Zoning Compliance” has the meaning set forth in Section 6.4.

“Excluded Assets” has the meaning set forth in Section 2.2(b).

“Excluded Liabilities” has the meaning set forth in Section 2.3(b).

“Exhibits” means, collectively, the Exhibits referred to throughout this Agreement.

“FDA” means the United States Food and Drug Administration.

“Fundamental Representations” means [*].

“Governmental Entity” means any court, agency, authority, department, legislative, or regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city, or other political subdivision of any such government or any supranational organization of which any such country is a member or quasi-governmental authority or self-regulatory organization of competent authority.

“Governmental Order” means any consent, authorization, approval, order, license, certification, or permit of or from, or declaration or filing with, any Governmental Entity, including any required filing with any Governmental Entity and the subsequent expirations of any required waiting period under any antitrust law.

“Grant Deed” means a grant deed to be executed at Closing by Seller, substantially in the form attached hereto as Exhibit C.

“Hazardous Materials” shall mean any solid wastes, toxic or hazardous substances, wastes or contaminants, polychlorinated biphenyls, paint or other materials containing lead, urea formaldehyde foam insulation, radon, asbestos, and asbestos containing material, petroleum product and any fraction thereof and any Pathogen.

“Improvements” means all buildings, fixtures, parking areas, landscaping and other improvements to or situated on the Land.  The Improvements do not include the Physical Assets.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Indemnified Party” has the meaning set forth in Section 11.6(a)

“Indemnifying Party” has the meaning set forth in Section 11.6(a).

“Insurance Policies” has the meaning set forth in Section 5.22.

“Intellectual Property License Agreement” means an intellectual property license agreement between the parties substantially in the form set forth on Exhibit D, executed at Closing by Seller and Buyer.

“IP License Representations” means the representations and warranties of Seller as “Licensor” under the Intellectual Property License Agreement.

“Key Employees” means [*] and [*].

“Knowledge” of Seller means [*].

“Land” means that certain real property located in the City of Berkeley, County of Alameda, and more particularly described on Exhibit E attached hereto.

“Law” means any statute, law, ordinance, regulation, rule or code of a Governmental Entity.

“Liabilities” means any and all debts, liabilities, and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including product liability, and, more generally, those arising under any Law, action, or Governmental Order and those arising under any contract, agreement, arrangement, commitment, or undertaking, or otherwise.

“Licensed Intellectual Property” means, collectively, the XOMA General Know-How, the [*] and [*], and the [*] Patents, as each of those terms are defined in the Intellectual Property License Agreement.

“Loss” or “Losses” means, collectively, any and all damages, losses, Liabilities, judgments, penalties, costs, and expenses (including reasonable attorneys’ fees and litigation expenses); provided, however, that Losses shall not include punitive damages (other than punitive damages owed to a Third Party pursuant to a Third Party Claim), consequential, indirect, incidental, exemplary, punitive, or special damages, lost profits, lost revenue, diminution in value, or opportunity costs, and shall not be calculated by using or taking into account any multiple of earnings, cash flow, revenue, or other similar measure.

“Material Adverse Effect” means an event, change, or effect which is, or is reasonably expected to be, materially adverse to the Purchased Assets, taken as a whole, other than events, changes, or effects:  [*].

“Miscellaneous Assets” means all assignable warranties and other items of intangible personal property relating to the ownership or operation of the X5 Manufacturing Facility to the extent transferable and/or to the extent the parties obtain any consent necessary to effectuate such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

transfer, but such term shall not include (i) Permits; (ii) Books and Records; (iii) Accounts Receivable; (iv) utility and similar deposits; (v) prepaid insurance or other prepaid items; or (vi) prepaid fees for Permits; except, in the case of clauses (iv) through (vi) (inclusive), only to the extent that Seller receives a credit at Closing for any such item or matter.

“Non-Key Employees” means those Eligible Employees who are not Key Employees.

“OFAC Regulations” has the meaning set forth in Section 5.20.

“Owner’s Policy” means an ALTA owner’s policy of title insurance (Form 2006) in the form of Exhibit F attached hereto.

“Parking Easement” has the meaning set forth in Section 6.3.

“Parking Spaces” has the meaning set forth in Section 6.3.

“Pathogen” shall mean any pathogen, toxin or other biological agent or condition, including but not limited to, any fungus, mold, mycotoxin or microbial volatile organic compound.

“Permits” means all licenses, permits, certificates of occupancy, authorizations and approvals used in or relating to the ownership or operation of the X5 Manufacturing Facility.

“Permitted Encumbrance” means any Encumbrance disclosed on Schedule B, Part II of the Owner’s Policy.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, trust, business association, organization, Governmental Entity, or other entity.

“Personal Property” means, collectively, the (i) Transferred Contracts, (ii) Permits, (iii) Books and Records, and (iv) Miscellaneous Assets; but excluding, however, Excluded Assets.

“Physical Assets” means all fixtures, furniture, fittings, equipment, machinery, apparatus, appliances, keys, and other articles of Personal Property now located on or about the Real Property and used or usable in connection with any part of the X5 Manufacturing Facility set forth on Schedule 1.1, subject to such substitutions and replacements as shall occur and be made in the normal course of business, but excluding, however, Excluded Assets.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchased Assets” has the meaning set forth in Section 2.2(a).

“Real Estate Agreements” means the real estate agreements to be negotiated and agreed upon by the Parties at least five (5) Business Days prior to Closing, one of which shall be a sublease for a portion of Seller’s “X6” facility with respect to the provision of warehouse space, and the other of which shall be a license for a portion of Seller’s “X3” facility with respect to the provision of office space and the temporary parking spaces described in Section 6.3, certain

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

terms of which are as set forth on Exhibit K attached hereto, each executed at Closing by Seller and Buyer.

“Real Property” shall mean the fee estate in and to the Land and the Improvements and Seller’s right, title and interest, if any, in the streets, roads, lands and alleys in front of and adjacent to the Land, and the hereditaments and appurtenances to the Land and the Improvements, including all easements, rights-of-way and other similar interests appertaining to the Land or the Improvements.

“Registration Period” has the meaning set forth in Section 8.3(b).

“Registration Statement” has the meaning set forth in Section 8.3(a).

“Rule 144” has the meaning set forth in Section 8.3(h).

“Schedules” means, collectively, the Schedules referred to throughout this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 7.7.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the recitals.

“Seller’s Cap” has the meaning set forth in Section 11.2(b).

“Seller Defined Contribution Plan” has the meaning set forth in Section 9.2(e)(2).

“Seller Indemnified Parties” has the meaning set forth in Section 11.3.

“Seller Plans” means each employee benefit plan, as defined in Section 3(3) of ERISA sponsored, contributed to, or maintained by Seller immediately prior to the Closing Date in which an Eligible Employee participates.

“Seller’s Representations” means all representations and warranties of Seller set forth herein or in any Closing Document, including without limitation those representations and warranties of Seller set forth in Article V.

“Space Leases” means any leases, licenses, concessions and other occupancy agreements for the use or occupancy of any portion of the Real Property and amendments thereto.

“Survival Period” has the meaning set forth in Section 11.1.

“Tax” means all Federal, state, local, and foreign taxes and assessments, including all interest, penalties, and additions with respect thereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Tax Return” means any report, return, election, notice, estimate, declaration, information statement, and other forms and documents (including all schedules, exhibits, and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including estimated Taxes).

“Third Party” means any Person other than Seller or Buyer or their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 11.6(b).

“Title Company” has the meaning set forth in Section 4.1.

“Transfer Taxes” has the meaning set forth in Section 3.3.

“Transferred Contracts” means all of Seller’s right, title and interest to all contracts, licenses, agreements, and all other legally binding arrangements set forth in Schedule 1.1, including all amendments thereto, as well as written warranties and guaranties relating thereto, if any, to the extent such contracts are transferable and/or the parties obtain any consent necessary to effectuate such transfer.

“Transferred Employees” has the meaning set forth in Section 9.2(b).

“Transition Services Agreement” means a transition services agreement between the parties substantially in the form attached as Exhibit G, executed at Closing by Seller and Buyer.

“Wareham Property” has the meaning set forth in Section 6.3.

“X358 Product” means the Phase II clinical trial product associated with the drug candidate known internally at Seller as XOMA-358.

“X5 Manufacturing Facility” means, collectively, the Real Property and the Physical Assets.

“XOMA Bonus” means, with respect to a given Eligible Employee, the bonus for which such Eligible Employee would have been eligible had s/he remained employed by Seller and/or its Affiliates through December 31, 2015, in each case as set forth on Schedule 9.2.

“XOMA Bonus Payment” means the amount which is equal to the aggregate XOMA Bonus amounts for all Transferred Employees.

Interpretation

.

(a)“includes” and “including” shall mean, respectively, includes and including without limitation;

(b)a party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;

(c)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)references to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified;

(e)the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement;

(f)any reference to “writing” or “written” includes faxes and any legible reproduction of words delivered in permanent and tangible form (but does not including email);

(g)the words “hereof”, “herein”, and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(h)references to any agreement or contract are to that agreement or contract as amended, modified, or supplemented from time to time in accordance with the terms hereof and thereof; and

(i)the parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party participated in its preparation.

Currency

.  All currency amounts referred to in this Agreement are in U.S. Dollars unless otherwise specified.

II.
SALE AND PURCHASE OF PURCHASED ASSETS

Purchase and Sale

.  Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller will severally sell, assign, transfer, convey, and deliver to Buyer, and Buyer will purchase, acquire, and accept, all right, title, and interest of Seller in, to, and under the Purchased Assets held by Seller.

Purchased Assets

.

(a)The term “Purchased Assets” means the following assets and rights of whatever kind and nature, tangible or intangible, other than the Excluded Assets, of Seller existing on the Closing Date:

(i)X5 Manufacturing Facility; and

(ii)the Personal Property;

(b)Seller and Buyer expressly agree and acknowledge that Buyer is not acquiring any right, title, or interest in or to any of the assets of Seller other than the Purchased Assets (such unidentified property, the “Excluded Assets”).  For the avoidance of doubt, such Excluded Assets include, but are not limited to, the following:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)any and all intellectual property of the Seller or any of its respective Affiliates, except as set forth in the Intellectual Property License Agreement;

(ii)the accounts receivable, pre-paid expenses, and any cash or cash equivalents of Seller or any of its Affiliates relating to the Purchased Assets for the period prior to the Closing Date;

(iii)any real property or leaseholds (together with all fixtures and fittings related to any property), physical plant, machinery, equipment, supplies, laboratories, or office equipment of the Seller or any of its respective Affiliates, except for the X5 Manufacturing Facility expressly included in the Purchased Assets above and any rights under the Real Estate Agreements; and

(iv)any rights under Seller’s insurance policies or self-insurance that are related to the X5 Manufacturing Facility, except as set forth in Section 11.4.

(c)Buyer acknowledges and agrees that Seller may retain one copy of all or any part of the documentation that it delivers to Buyer hereunder provided that Seller maintain such documentation as Confidential Information under the terms of Section 9.6 and the Confidentiality Agreement as though such documentation was Confidential Information of Buyer thereunder.

Assumption of Certain Liabilities and Obligations

.

(a)Buyer will assume, be responsible for, and pay, perform, and discharge when due the following (collectively, the “Assumed Liabilities”):

(i)any Liabilities arising from any product liability or patent or trademark infringement claim or lawsuit first brought by any Third Party, the FDA, or any other Governmental Entity on or after the Closing Date to the extent identified as arising from any of the products manufactured, in whole or in part, in the X5 Manufacturing Facility by Buyer after the Closing Date, but excluding any patent or trademark infringement claim or lawsuit with respect to Licensed Intellectual Property and arising from any act or omission of Seller;

(ii)any Liabilities that Buyer expressly assumes or agrees to assume under this Agreement; and

(iii)except as otherwise provided in this Agreement, all other Liabilities, to the extent first arising and accruing following the Closing as a result of actions taken by or on behalf of Buyer, following the Closing.

(b)Except for the Assumed Liabilities, Buyer will not assume or be liable for any Liabilities arising in connection with any of the Purchased Assets (collectively, the “Excluded Liabilities”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

III.
PURCHASE PRICE

Purchase Price

.  The purchase price for the Purchased Assets (and consideration for licenses under the Intellectual Property License Agreement as set forth below) is Six Million Dollars ($6,000,000) (the “Purchase Price”).  The Purchase Price will be paid as follows:  (a) Five Million Dollars ($5,000,000) in cash, minus the amount of the XOMA Bonus Payment (such amount, the “Cash Purchase Price”), plus (b) shares of Common Stock of Parent, payable in accordance with Section 4.4, which Buyer and Seller agree have a value of One Million Dollars ($1,000,000), provided that Buyer and Seller agree and acknowledge that a portion of such Common Stock with a value of Two Hundred and Fifty Thousand Dollars ($250,000) is consideration for certain licenses granted by Seller to Buyer pursuant to the Intellectual Property License Agreement (the “Share Purchase Value”).  In addition to the Purchase Price, at the Closing Buyer shall be responsible for, and pay to Seller, an amount equal to the incremental cost for each of Seller’s employees, other than those employees that Seller would have retained had Seller closed the X5 Manufacturing Facility on October 31, 2015, for each day following October 31, 2015 that Seller has retained such employee until the Closing Date; such incremental cost shall be based on an annual rate of [*] per each such employee (The “Employee Amount”).  The number of shares of Common Stock to be issued pursuant to this Section 3.1 shall be calculated by dividing the Share Purchase Value by the average closing price per share of Parent’s Common Stock on the Nasdaq Capital Market for the thirty (30) trading days ending on the trading day one day prior to the Closing, rounded up to the nearest whole share.

Allocation of Purchase Price

.  The Purchase Price will be allocated among the Purchased Assets and the Licensed Intellectual Property as of the Closing Date in accordance with applicable Law and as set forth in Exhibit I.  Each of the parties hereto agrees to report (and to cause its Affiliates to report), when required, the transactions contemplated by this Agreement in a manner consistent with applicable Law and with the terms of this Agreement, including the allocation provided in Exhibit I, and agrees not to take any position inconsistent therewith in any Tax Return, in any Tax refund claim, in any litigation, or otherwise.

Transfer Taxes

; Sales Taxes.  All transfer, value added, stamp duty, and similar Taxes payable in connection with the transactions contemplated hereby (collectively, the “Transfer Taxes”) will be shared evenly between Buyer and Seller.  The party responsible for filing any Tax Return with respect to such Taxes shall properly and promptly file such Tax Return.  Seller and Buyer shall cooperate with each other and use their reasonable efforts to minimize the Transfer Taxes attributable to the transfer of the Purchased Assets and shall use commercially reasonable efforts to obtain any exemption or other similar certificate from any Governmental Entity as may be necessary to mitigate such Taxes. Buyer shall reimburse Seller for any sales taxes paid by Seller on Buyer’s behalf for the sale of the Purchased Assets hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IV.
THE CLOSING

Escrow

.  Concurrently with the execution and delivery of this Agreement, Buyer and Seller shall jointly open an escrow (“Escrow”) for this purchase and sale transaction with Chicago Title Insurance Company, at its office located at 455 Market Street, Suite 2100, San Francisco, CA 94105, ATTN: Terina Kung (“Title Company”), which shall act as the escrow holder for this transaction.  As used herein, the term “Escrow Holder” shall mean and refer to Title Company acting in its capacity as the administrator of the Escrow and any applicable escrow accounts relating to the purchase and sale transaction contemplated by this Agreement, and any other references to Title Company shall mean and refer to Title Company acting in its capacity as the issuer of the Owner’s Policy.  Seller and Buyer shall also execute and deliver to Escrow Holder and Title Company such additional or supplemental escrow, title and closing instructions as may be necessary or convenient from time to time prior to the Closing to implement the terms of this Agreement.  Seller and Buyer agree that: (a) the duties of Escrow Holder are only as herein specifically provided and Escrow Holder shall incur no liability whatsoever except for its own willful misconduct or gross negligence; (b) in the performance of its duties hereunder, Escrow Holder shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either of the other parties hereto or their successors; (c) Escrow Holder may assume that any person purporting to give any notice of instructions in accordance with the provisions hereof has been duly authorized to do so; (d) Escrow Holder shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Holder, Seller and Buyer; (e) except as otherwise provided in Section 4.4(b), Seller and Buyer shall jointly and severally reimburse and indemnify Escrow Holder for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including attorneys' fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Holder arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement; (f) each of Seller and Buyer hereby releases Escrow Holder from any act done or omitted to be done by Escrow Holder in good faith in the performance of its duties hereunder; and (g) Escrow Holder may resign upon ten (10) days written notice to Seller and Buyer.  If a successor Escrow Holder is not appointed by Seller and Buyer within such ten (10) day period, Escrow Holder may petition a court of competent jurisdiction to name a successor.

Closing Date

.  Subject to the satisfaction or waiver of all the conditions set forth in this of Article IV and subject to Article X, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Escrow Holder or through customary closing escrow arrangements reasonably acceptable to Seller and Buyer by the delivery of documents and funds to Escrow Holder on or prior to the Closing Date.  “Closing Date” means the date upon which Closing occurs.

Closing Deliveries

.  Contemporaneously with the Closing, each party agrees on its own behalf, as applicable, to deliver to Escrow Holder such instruments of conveyance, assignment, transfer, and assumption, in form and substance reasonably satisfactory

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to Buyer and Seller, as may be necessary in order to consummate the transaction contemplated hereby, including the following:

(a)Deliveries by Seller or its Affiliates:

(i)a duly executed and acknowledged Grant Deed;

(ii)a duly executed Bill of Sale;

(iii)a duly executed Assumption Agreement;

(iv)a duly executed Transition Services Agreement;

(v)duly executed Real Estate Agreements, including the countersignature of each landlord thereunder consenting to such Real Estate Agreements;

(vi)a duly executed Intellectual Property License Agreement;

(vii)a duly executed certification of non-foreign status, in form required by Internal Revenue Code Section 1445 and the regulations issued thereunder, together with a duly executed California Real Estate Withholding Certificate Form 593-C;

(viii)such duly executed transfer tax forms and any other filings, forms or documents required in order to record the Grant Deed in the Official Records of Alameda County;

(ix)a duly executed title affidavit in substantially the form attached hereto as Exhibit H, or, at Seller’s election, such other form reasonably acceptable to Title Company, as may be necessary to enable Title Company to issue the Owner’s Policy;

(x)a duly executed closing statement prepared by Escrow Holder (the “Closing Statement”);

(xi)evidence of authority, good standing and due authorization of Seller to enter into the within transaction and to perform all of its applicable obligations hereunder, including, without limitation, the execution and delivery of all of the closing documents required by this Agreement, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and is in conformity with Seller’s organizational documents and applicable Laws and to enable Title Company to omit all exceptions from the Owner’s Policy regarding Seller’s standing, authority and authorization;

(xii)a schedule, containing reasonable detail, of the Employee Amount;

(xiii)a release, in form and substance reasonably satisfactory to Buyer, of the Encumbrance of Hercules Technology Growth Capital Inc. identified in Schedules 5.4 and 5.15;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(xiv)possession of the X5 Manufacturing Facility, free of all occupants and tenancies, together will all keys and security codes for the X5 Manufacturing Facility and the Purchased Assets located within; and

(xv)all other instruments necessary, in Buyer’s reasonable opinion, to transfer the Purchased Assets; provided that Buyer shall give reasonable notice of the need for such instruments prior to the Closing.

(b)Deliveries by Buyer or its Affiliates:

(i)a duly executed Assumption Agreement;

(ii)a duly executed Transition Services Agreement;

(iii)duly executed Real Estate Agreements;

(iv)a duly executed Intellectual Property License Agreement;

(v)a duly executed Closing Statement;

(vi)to the Title Company, an ALTA/ACSM survey of the real property in form and substance acceptable to the Title Company for purposes of issuing the Owner’s Policy;

(vii)evidence of authority, good standing and due authorization of Buyer to enter into the within transaction and to perform all of its applicable obligations hereunder, including, without limitation, the execution and delivery of all of the closing documents required by this Agreement, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and is in conformity with Buyer’s organizational documents and applicable Laws; and

(viii)all other instruments necessary, in Seller’s reasonable opinion, for Buyer to assume the Assumed Liabilities; provided that Seller shall give reasonable notice of the need for such instruments prior to the Closing.

Payment of Purchase Price

; Certain Closing Costs; Prorations.

(a)At Closing, (i) Buyer shall pay the cash portion of the Purchase Price by wire transfer to such bank account of Escrow Holder as is designated in a written notice from Escrow Holder to Buyer delivered at least two (2) Business Days before Closing, and (ii) Parent shall deliver to Seller a certificate representing one-half of the number of shares of Common Stock calculated pursuant to Section 3.1 and valued at $500,000 (the “Closing Consideration Shares”); which shall be registered pursuant to Section 8.3.  Seller agrees that the certificate representing the Closing Consideration Shares will bear a restrictive legend stating that the Consideration Shares represented thereby may not be sold except pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)[*]  Seller agrees that the certificate representing the Additional Consideration Shares will bear a restrictive legend stating that the Additional Consideration Shares represented thereby may not be sold except pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

(c)The following shall be apportioned between Seller and Buyer at the Closing with respect to the Real Property as of 11:59 p.m. (Pacific time) of the day immediately preceding the Closing Date, and the net amount thereof either shall be paid by Buyer to Seller or credited to Buyer, as the case may be, at the Closing:  (i) real property taxes and assessments (or installments thereof); (ii) water rates and charges; (iii) sewer taxes and rents, except those; (iv) permit, license and inspection fees relating to the Real Property, if any, on the basis of the fiscal year for which levied, if the rights with respect thereto are transferred to Buyer; (v) charges and fees due under contracts for the supply to the Real Property of heat, steam, electric power, gas and light and telephone, if any; and (vi) all other items customarily apportioned in connection with the sale of similar properties similarly located.  Apportionment of real property taxes shall be made on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the real property tax rate is fixed, apportionment for any item not yet fixed shall be made on the basis of the real property tax rate for the preceding year applied to the latest assessed valuation. After the real property tax rate is finally fixed, Seller and Buyer shall make a recalculation of the apportionment of same after the Closing, and Seller or Buyer, as the case may be, shall make an appropriate payment to the other based upon such recalculation.  The amount of any of the unpaid taxes, assessments, water charges and sewer taxes and rents which Seller is obligated to pay and discharge, with interest and penalties thereon (if any) to the Closing Date shall be paid by Seller at the Closing.  If any refund of real property taxes is made after the Closing Date covering a period prior to the Closing Date, the same shall be applied first to the reasonable out-of-pocket costs incurred in obtaining same and the balance, if any, of such refund shall, to the extent received by Buyer, be paid to Seller (for the period prior to the Closing Date) and to the extent received by Seller, be paid to Buyer (for the period commencing with the Closing Date).

(d)[*]

Transfer of Title; Insurance

.  Title and risk of loss or damage to the Purchased Assets shall pass to Buyer on the Closing Date at the place established for Closing in Section 4.2.  As of the Closing Date, the Purchased Assets shall cease to be insured by the Insurance Policies or by Seller’s self-insurance, as the case may be, and Buyer shall have no right or obligation with respect to any such policy.

V.
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby severally represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

Seller’s Organization; Good Standing

.  Seller is a corporation organized under the laws of Delaware.  Seller has the requisite power and authority to own the Purchased Assets owned by Seller and to carry on its business as currently conducted.  Seller is duly qualified to conduct business as a foreign corporation and is in good standing in each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

Authority; Execution and Delivery

.  Seller has the requisite company power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Seller.  This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, will constitute the legal, valid, and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Consents; No Violation, Etc.

.  Except as set forth on Schedule 5.3, the execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the terms hereof and thereof will not, (a) result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any Law or Governmental Order applicable to Seller or the Purchased Assets held by Seller, (ii) any provision of the certificate of incorporation or by-laws (or similar organizational document) of Seller or (iii) any material Contract of Seller which would result in an Encumbrance on any of the Purchased Assets sold by Seller; or (b) give rise to or require any approval, authorization, consent, license, filing, notice or registration with any court, arbitrator or Governmental Entity or Third Party.

Title to Personal Property

.  Except as set forth on Schedule 5.4, Seller has good and valid title to all of the Personal Property free and clear of all Encumbrances (other than Permitted Encumbrances).

Litigation

.  Except as disclosed on Schedule 5.5, as of the date hereof, (a) there is no litigation proceeding that has been served on Seller that remains pending and relates to the X5 Manufacturing Facility and/or which, if adversely determined, would result in a Material Adverse Effect, or prevent or enjoin the transaction contemplated by this Agreement; (b) there is no claim or investigation pending or, to the Knowledge of Seller, threatened against Seller or the X5 Manufacturing Facility that relates to the Purchased Assets and/or the Licensed Intellectual Property which challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement; and (c) there are no unfair labor practice charges, grievances, complaints or other litigation pending or, to the Knowledge of Seller, threatened against Seller by or on behalf of any Eligible Employee or group of Eligible Employees.

Regulatory Issues

.  Except as set forth on Schedule 5.6, during the two (2) years immediately prior to the date of this Agreement, with respect to the X5 Manufacturing Facility only, Seller has not received or been subject to:  (i) any FDA Notices of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Adverse Findings/FDA 483 Observations relating to any products manufactured in the X5 Manufacturing Facility; or (ii) any warning letters or other written correspondence from the FDA concerning any products manufactured in the X5 Manufacturing Facility in which the FDA asserted that the operations of Seller were not in compliance with applicable Laws, Governmental Orders or guidelines.

Compliance with Laws

.  Except as set forth on Schedule 5.7, (i) Seller is in compliance in all material respects with all Laws and Governmental Orders which relate primarily to zoning, land use and the manufacturing activities conducted in the X5 Manufacturing Facility, and (ii) Seller has not received any written notice (a) of any asserted violation of any Law or Governmental Orders with respect to the Purchased Assets or the Licensed Intellectual Property; or (b) that any investigation or review by any Governmental Entity with respect to the Purchased Assets or Licensed Intellectual Property, which under clause (a) or (b) is still pending.

No Brokers

. Except as set forth on Schedule 5.8, Seller has not entered into any agreement, arrangement, or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby.

Solvency

.  Seller is not entering into the transaction contemplated hereby with the intent to hinder, delay or defraud any Person to which it is, or may become, indebted.  The Purchase Price is not less than the reasonably equivalent value of the Purchased Assets less the Assumed Liabilities.  Seller is able, and will continue to be able after the Closing of the transaction contemplated hereby, to meet its debts as they mature and will not become insolvent as a result of the transaction contemplated hereby.  After the Closing of the transaction contemplated hereby, Seller will have sufficient capital and property remaining to conduct the business in which it will thereafter be engaged.

Accredited Investor; Investment Intent

.  Seller is an “accredited investor” as defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.  Seller’s present intention is to acquire the Consideration Shares for its own account for the purpose of investment and not with a view to distribution.  Seller agrees that it will not sell or transfer any Consideration Shares without registration under applicable federal and state securities laws, or the availability of exemptions therefrom.  Seller agrees that the certificates representing the Consideration Shares will bear a restrictive legend stating that the Consideration Shares represented thereby may not be sold except pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

Condemnation

.  There are no pending, nor to the Knowledge of Seller, threatened in writing, condemnation proceedings, or condemnation actions against the Land.  Seller has not received any written notice of any pending condemnation or other proceedings in eminent domain with respect to the Land.

Space Leases

.  There are no Space Leases or subleases with respect to any portion of the Real Property.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licenses and Permits

.  Exhibit J contains a complete and accurate list of each Permit held by Seller that relates to the ownership or operation of the X5 Manufacturing Facility and that is necessary and sufficient to operate the X5 Manufacturing Facility as operated by Buyer prior to the Closing.  The X5 Manufacturing Facility and the Seller’s operation thereof is in compliance with all applicable current good manufacturing practices.  To the Knowledge of Seller, each of the Permits listed on Exhibit J is valid and in full force and effect as of the date of this Agreement.  Except as set forth in Exhibit J, Seller has not received any written notice from any governmental or quasi-governmental agency having jurisdiction over the Real Property of any failure of Seller or the Real Property to have any Permit or of any uncured violation or default of any Permit.

Employees and Employment

.

(a)All Eligible Employees are employed by Seller.  To the Knowledge of Seller, no union is presently serving as a collective bargaining agent for any Eligible Employees and Seller is not a party to any collective bargaining or labor contract with respect to the Eligible Employees.  To the Knowledge of Seller, with respect to the Eligible Employees, there is no presently pending or existing, and there is not threatened, (a) any strike, slowdown, picketing or work stoppage, or (b) an application for certification of a collective bargaining agent.  To the Knowledge of Seller, with respect to the Eligible Employees, Seller has no liabilities nor obligations with respect to benefits, vacations, wages, salaries, severance payments, COBRA, written employment-related claims, severance pay, employee benefit plans, pension plans, ERISA benefit plans or other similar plans (including, without limitation, any 401(k) plans) and profit sharing obligations and/or similar items for each person employed at the Real Property prior to the Closing, except as may accrue prior to the Closing but which will be paid or fulfilled by Seller at or prior to the Closing.

(b)Schedule 5.14 lists each material “employee benefit plan” (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”)) and each other employment, retention, change in control, severance, bonus, incentive, stock option or other equity based, retirement, profit-sharing, deferred compensation or any other employee compensation or benefit plan, program, agreement or arrangement, whether or not subject to ERISA, that is sponsored maintained, or contributed to by the Seller on behalf of any Eligible Employee (each a “Seller Benefit Plan”).  Each Seller Benefit Plan has been maintained and administered in all material respects in accordance with its terms, and all the Seller Benefit Plans are in material compliance with the applicable provisions of ERISA, the Code and all other applicable laws.

(c)To the Knowledge of the Seller, (i) all Seller Benefit Plans that are “employee pension benefit plans” (as defined in Section 3(2) of ERISA) that are intended to be tax qualified under Section 401(a) of the Code (each a “Seller Pension Plan”) are the subject of a determination or opinion letter and no event has occurred since the date of the most recent determination or opinion letter or application therefore to any such Seller Pension Plan that would adversely affect the qualification of such Seller Pension Plan.

(d)All contributions, premiums and benefit payments under or in connection with the Seller Benefit Plans that are required to have been made as of the date hereof in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accordance with the terms of the Seller Benefit Plans have been timely made.  No Seller Pension Plan has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

Physical Assets

.  Except as set forth on Schedule 5.15, all of the Physical Assets are owned by the Seller, free and clear of all liens, encumbrances and security interests and all Physical Assets are in good working condition, ordinary wear and tear excepted.  To the Knowledge of Seller, none of the Physical Assets is property that is required to be treated for Tax purposes as being owned by any other Person.

Taxes

.  Except as set forth on Schedule 5.16, to Seller’s Knowledge, (i) all Taxes that are due and payable with respect to the Purchased Assets (or any portion thereof) have been paid in full, and (ii) there are no Encumbrances for Taxes upon any of the Purchased Assets (or any portion thereof).  There are no pending appeal or abatement proceedings with respect to the real estate taxes assessed on the X5 Manufacturing Facility.

Environmental Matters

.

(a)Except as may be disclosed in the reports set forth on Schedule 5.17(d), the Purchased Assets are, and Seller with respect to the Purchased Assets is, in compliance in all material respects with all applicable Environmental Laws.

(b)Seller has not received any written notice, demand, letter or claim alleging that Seller is in violation of, or liable under, any Environmental Law regarding any environmental conditions at the Real Property or that any judicial, administrative or compliance order has been issued against Seller which remains unresolved.  There is no litigation, investigation, request for information or other proceeding pending, or, to the Knowledge of Seller, threatened against Seller under any Environmental Law regarding any environmental conditions at the Real Property.

(c)Seller has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws regarding any environmental conditions at the Real Property or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials at the Real Property and no investigation, litigation or other proceeding is pending or, to the Knowledge of Seller, threatened against Seller under any Environmental Law regarding any environmental conditions at the Real Property.

(d)Except as may be disclosed in the reports set forth on Schedule 5.17(d), and except as individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of Seller, neither Seller nor any Third Party have caused any release of Hazardous Materials at the Real Property that would be required to be investigated or remediated under any Environmental Law.

Intellectual Property

.  To Seller’s Knowledge the IP License Representations are true and correct in all respects.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Non-Foreign Person

.  Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

OFAC

.  Seller has not engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively, “OFAC Regulations”), or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service or any country or organization, all as may be amended from time to time.  Seller is not and will not conduct any business or engage in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons.  Seller is not a person described in Section 1 of the Anti-Terrorism Order, and to Seller’s Knowledge Seller has not engaged in any dealings or transactions, or otherwise been associated, with any such person.

Transferred Contracts

.  All Transferred Contracts, and all amendments thereto, are listed in Schedule 1.1.  Seller has provided a true, accurate and complete copy of each Transferred Contract.  Seller has neither given nor received written notice of any default under any such Transferred Contract which has not been fully cured and, neither Seller nor, to the Knowledge of Seller any other party to a Transferred Contract is otherwise in default of its obligations thereunder (nor are there any circumstances, to the Knowledge of Seller, that with notice or the passage of time or both would constitute a default by any party) and all of the Transferred Contracts are in full force and effect.

Insurance Policies

.  Schedule 5.22 sets forth a list of all current material insurance policies owned, maintained and held by or for the benefit of the Seller for the X5 Manufacturing Facility (“Insurance Policies”).  All Insurance Policies listed are in full force and effect. Since the respective dates of all Insurance Policies, no notice of cancellation, termination or nonrenewal nor any notice denying coverage with respect to any such Insurance Policy has been received by the Seller, and to the Knowledge of the Seller, there has not been any threatened termination of any such Insurance Policies. Title and risk of loss or damage shall remain the full responsibility of Seller and shall be insured by Seller’s Insurance Policies up to the Closing Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sufficiency of the Assets

.  Except as set forth on Schedule 5.23, the Purchased Assets and Licensed Intellectual Property constitute all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) necessary and sufficient to permit Buyer to operate the X5 Manufacturing Facility immediately after the Closing in the ordinary course and in a manner consistent with the operations of the X5 Manufacturing Facility prior to the Closing.

X358 Product

.  With respect to Buyer’s contingent obligation to perform a production run of Seller’s X358 Product, Seller represents and warrants that (i) Seller has no Knowledge of material problems in the performance of production runs for the X358 Product, and (ii) Seller has no Knowledge of any issues that would interfere with Buyer’s performance of a post-Closing production run of the X358 Product.

Disclosure

.  The representations and warranties made or contained in this Agreement by Seller and all other information provided in writing by Seller to Buyer in connection with the transactions contemplated hereby, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated herein or therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered. To the Knowledge of Seller, there is no material fact directly relating to the Purchased Assets that materially adversely affects the same.

Exclusive Representations and Warranties

.  Other than the representations and warranties set forth in this Article V, Seller is not making any other representations or warranties, express or implied, with respect to the X5 Manufacturing Facility or the Purchased Assets.  Seller hereby disclaims any other express or implied representations or warranties, including regarding any financial projections or other forward-looking statements provided by or on behalf of Seller.

VI.
CERTAIN COVENANTS AND AGREEMENTS OF SELLER

Conduct of Business

.  From the date hereof through the Closing Date, Seller and its Affiliates shall  (i) keep in place property and casualty insurance insuring the X5 Manufacturing Facility for its full replacement value, and otherwise use commercially reasonable efforts to preserve and maintain in good order and repair the X5 Manufacturing Facility, subject only to Section 11.4, (ii) retain employment of the Eligible Employees consistent with Section 9.2, (iii) use commercially reasonable efforts to maintain its relations and goodwill with those suppliers, customers, and other Persons having material business relationships with Seller relating to the X5 Manufacturing Facility, and (iv) operate and maintain the X5 Manufacturing Facility in the normal course of business, consistent with Seller’s past practices.  Without limiting the generality of the foregoing, Seller will not, without the prior written consent of Buyer (such consent not to be unreasonably withheld or delayed):

(a)dispose of or transfer any asset which would form part of the Purchased Assets;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)create any indebtedness or obligation which would be or would reasonably be expected to become an Encumbrance on any Purchased Asset;

(c)settle, or offer or propose to settle, (i) any litigation, investigation, arbitration, proceeding, or other claim involving the X5 Manufacturing Facility; or (ii) any litigation, arbitration, proceeding, or dispute that relates to the transactions contemplated hereby;

(d)enter into any new contract for the X5 Manufacturing Facility or cancel, modify or renew any existing Transferred Contract, except for contracts relating to the manufacturing run of the X358 Product described in Section 9.4 and as will be completed prior to Closing;

(e)remove any Physical Assets located, installed or used in the X5 Manufacturing Facility (except Excluded Assets);

(f)materially modify any Eligible Employee’s compensation or benefits, nor scope of duties and responsibilities nor materially modify any Eligible Employee’s employment contract, arrangement or terms;

(g)permit, consent to, collude with others to cause, agree, resolve or commit to do any of the foregoing; or

(h)breach any Seller covenant set forth in Article IX.

Access to Information

.   In order to facilitate the resolution of any claims made against or incurred by Buyer, or any of its Affiliates, relating to the Purchased Assets or the assets licensed to Buyer or its Affiliates under the Intellectual Property License Agreement and for purposes of compliance with securities, environmental, employment and other Laws, until the fifth anniversary of the Closing Date, the Seller shall, and the Seller shall compel its Affiliates to, upon reasonable notice, afford the representatives of Buyer reasonable access (including the right to make photocopies), all at Buyer’s expense, during normal business hours, to its books and records, subject to Sections 9.3 and 9.6; provided, that any such access by Buyer and its representatives shall not unreasonably interfere with the conduct of the business of the Seller and its Affiliates.  The obligations of Seller under this Section 6.2 shall survive the Closing and not be merged into the Grant Deed.

Parking Rights

.   [*]

Zoning Information

.   Seller shall deliver to Buyer, prior to the Closing, evidence reasonably acceptable to Buyer that (i) the X5 Manufacturing Facility is in compliance with the uses permitted under the Berkeley zoning code, and (ii) the square footage of the X5 Manufacturing Facility was previously approved by the Berkeley Department of Planning and Development (together, the “Evidence of Zoning Compliance”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

VII.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer and Parent hereby represent and warrant to Seller as of the date of this Agreement and as of the Closing Date as follows:

Buyer’s Organization; Good Standing

.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.  Buyer has all requisite corporate power and authority to carry on its business as it is currently being conducted.  Buyer is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not prevent or materially delay the consummation of the transactions contemplated hereby.

Authority; Execution and Delivery

.  Each of Buyer and Parent has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements they are a party to and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and Parent and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate, shareholder and Board of Directors action on the part of Buyer and Parent.  This Agreement has been duly executed and delivered by each of Buyer and Parent and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal, valid, and binding obligations of Buyer and Parent, enforceable against Buyer and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Consents; No Violations, Etc

.  The execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the terms hereof and thereof will not, (a) result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any Law or Governmental Order applicable to Buyer; (ii) any provision of the certificate of formation or operating agreement (or similar organizational document) of Buyer; or (iii) any material Contract to which Buyer is a party or otherwise bound; or (b) give rise to or require any approval, authorization, consent, license, filing, notice or registration with any court, arbitrator or Governmental Entity; provided, however, that no representation or warranty is made in the foregoing clauses (a)(i), (a)(iii), or (b) with respect to matters that, individually or in the aggregate, would not prevent or materially delay Buyer’s performance of its obligations hereunder.

Litigation

.  As of the date hereof, there is no suit, claim, action, investigation, or proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates which if adversely determined would prevent or materially delay the ability of Buyer to perform its obligations hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

No Brokers

.  Buyer has not entered into any agreement, arrangement, or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby.

Availability of Funds

.  Buyer has cash available that is sufficient to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder without the necessity of any Third Party financing.

Capital Stock

.  The Consideration Shares issued to Seller will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer, except any such transfer restrictions under applicable Law, including the Securities Act.   Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent under the Securities and Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date of this Agreement (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the prospectus and any prospectus supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports (including the financial statements contained therein) complied in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As-Is Sale

.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT:  (A) IT HAS BEEN FURNISHED WITH OR GIVEN ADEQUATE ACCESS TO THE INFORMATION ABOUT THE x5 manufacturing facility AND PURCHASED ASSETS AS IT HAS REQUESTED; (B) IT HAS CARRIED OUT AN APPROPRIATE DUE DILIGENCE INVESTIGATION CONCERNING THE x5 manufacturing facility AND PURCHASED ASSETS AND IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN INDEPENDENT EVALUATION OF THE x5 manufacturing facility AND PURCHASED ASSETS; (C) EXCEPT WITH RESPECT TO BREACHES OF SELLER’S REPRESENTATIONS SET FORTH HEREIN AND/OR IN THE CASE OF FRAUD, IT WILL NOT ASSERT ANY CLAIM AGAINST SELLER OR ANY OF ITS EMPLOYEES, AGENTS, STOCKHOLDERS, AFFILIATES, OR ANY REPRESENTATIVES OR HOLD SELLER OR ANY SUCH PERSONS LIABLE FOR ANY INACCURACIES, MISSTATEMENTS, OR OMISSIONS WITH RESPECT TO INFORMATION FURNISHED BY SELLER, ITS AFFILIATES, OR REPRESENTATIVES; (D) Except AS SET FORTH IN SELLER’S REPRESENTATIONS HEREUNDER, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE x5 manufacturing facility OR THE PURCHASED ASSETS, INCLUDING WITH RESPECT TO HABITABILITY, MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED; (E)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Except AS SET FORTH IN SELLER’S REPRESENTATIONS HEREUNDER, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE ACCURACY AND COMPLETENESS OF ANY ESTIMATES, PROJECTIONS, FORECASTS, PLANS, BUDGETS, OR ANY FINANCIAL STATEMENTS MADE AVAILABLE BY SELLER TO BUYER; (F) Except AS SET FORTH IN SELLER’S REPRESENTATIONS HEREUNDER, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT to the physical, environmental condition or operation of the real property, the presence, introduction or effect of Hazardous Materials at or affecting the Real Property, the zoning and other LAWS OR GOVERNMENTAL ORDERS applicable to the real property or the compliance of the real property therewith or the current or future real estate tax liability, assessment or valuation of the real property; and (G) Except AS SET FORTH IN SELLER’S REPRESENTATIONS HEREUNDER, BUYER IS PURCHASING THE PURCHASED ASSETS ON AN “AS-IS, WHERE-IS” BASIS.  THIS 7.8 SHALL SURVIVE ANY CLOSING AND ANY TERMINATION OF THIS AGREEMENT.

Section 7.9Hazardous Materials.

(a)Without limiting the generality of Section 7.8, Buyer acknowledges that it has had an opportunity to conduct its own investigation of the Real Property with regard to Hazardous Materials and compliance of the Real Property with Environmental Laws.  Subject to the Seller’s Representations, Buyer agrees to take title to the Real Property subject to all costs and liabilities arising out of or in any way connected to the Real Property, including, but not limited to those arising out of Hazardous Materials and Environmental Laws.

OFAC

.  Buyer has not engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any OFAC Regulations, or (ii) in contravention of the Anti-Terrorism Order or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service or any country or organization, all as may be amended from time to time.  Buyer is not and will not conduct any business or engage in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons.  Buyer is not a person described in Section 1 of the Anti-Terrorism Order, and to Buyer’s Knowledge Buyer has not engaged in any dealings or transactions, or otherwise been associated, with any such person.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

VIII.
CERTAIN COVENANTS AND AGREEMENTS OF BUYER

Assumption of Regulatory Commitments

.  From and after the Closing Date, Buyer will assume control of, and responsibility for all Assumed Liabilities and all costs and obligations relating thereto and arising from or related to, any commitments or obligations to any Governmental Entity arising under applicable U.S. Law, Governmental Order, or regulation and involving the X5 Manufacturing Facility.

Adverse Event Data and Regulatory Compliance

.  Buyer agrees to share with Seller safety and adverse event data generated after the Closing Date specifically relating to any XOMA product, in the event such data is necessary or useful to any regulatory submission, product registration, or dossier filed or to be filed by Seller or any of its Affiliates and in response to any safety inspection or other request by the FDA or equivalent foreign regulatory agencies, to provide commercially reasonable inspection access, if requested by Seller or the FDA or such equivalent foreign regulatory agency.

Registration of Consideration Shares

.

(a)Parent shall exercise commercially reasonable efforts to either amend a current Registration Statement on Form S-3 or file a new Registration Statement on Form S-3 (in either case, the “Registration Statement”) within sixty (60) days after the Closing Date to provide for the resale of all Consideration Shares issued to Seller pursuant to Section 4.4.  Parent shall use commercially reasonable efforts to cause any such Registration Statement to become effective as soon as practicable following the filing thereof.

(b)Seller shall furnish all information reasonably requested by Parent for inclusion in the Registration Statement and any related prospectus.  Parent shall use its commercially reasonable efforts to have the Registration Statement promptly declared effective by the SEC. Parent shall use commercially reasonable efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for sales of all such Consideration Shares at all times until the earlier of (i) the date as of which Seller may sell all of the Consideration Shares without restriction pursuant to the last sentence of Rule 144(b)(1)(i) promulgated under the Securities Act (or successor thereto) or (ii) the date on which Seller shall have sold all the Consideration Shares (the “Registration Period”).  The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Parent shall not be liable with respect to any information furnished to Parent by or on behalf of Seller specifically for use in the preparation of such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein).

(c)Parent shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Consideration Shares under the Registration Statement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)Parent shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Consideration Shares covered by the Registration Statement until such time as all of such Consideration Shares shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

(e)Upon request of Seller, Parent shall furnish to Seller, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as Seller may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as Seller may reasonably request from time to time.

(f)Parent shall use commercially reasonable efforts to (i) register and qualify the Consideration Shares covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Seller reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Consideration Shares for sale in such jurisdictions; provided, that Parent shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. Parent shall promptly notify Seller of the receipt by Parent of any notification with respect to the suspension of the registration or qualification of any of the Consideration Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(g)Parent shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Consideration Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as promptly as possible and to notify Seller of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)With a view to making available to Seller the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) or any other similar rule or regulation of the SEC that may at any time permit Seller to sell securities of Parent to the public without registration, Parent will use commercially reasonable efforts to (i) make and keep public

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

information available, as those terms are understood and defined in Rule 144, and (ii) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act, in each case for so long as Parent remains subject to such requirements and the filing of such reports and other documents is required for the sale of the Consideration Shares by Seller under the applicable provisions of Rule 144.

IX.
OTHER COVENANTS AND AGREEMENTS

Press Releases

.  Buyer and Seller shall not at any time (and Buyer and Seller shall not permit at any time their respective Affiliates to) publicly disclose the execution, delivery, or contents of this Agreement, other than (a) with the prior written consent of the other parties hereto or (b) as required by any applicable Law or Governmental Order, any Governmental Entity, or any applicable securities exchange upon prior notice to the other parties hereto.  Buyer and Seller shall agree with each other as to the form, timing, and substance of any press release or public disclosure related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit Buyer or Seller (or its respective Affiliates), following notification and consultation with the other party, from making any disclosure if required by any applicable Law or Governmental Order, any Governmental Entity, or any applicable securities exchange; and provided, further, that once Buyer or Seller has approved the content of a press release, such approval shall continue for subsequent press releases and/or other public disclosures so long as such content is consistent with the previously approved content.

Employment Matters

.

(a)Payment of Final Wages Owed to Sellers’ Employees.  Seller shall be responsible for the timely payment of all compensation earned by its employees at the X5 Manufacturing Facility through the Closing Date, including but not limited to, payment of all wages owed for hours worked, minimum wage, overtime, commissions, bonuses, piece rate payments, payment of accrued but unused vacation, holiday pay, WARN Act compliance payments, severance obligations and any additional compensation for which Seller is contractually or statutorily obligated to pay its employees.

(b)Offer of Employment for Eligible Employees.  On or prior to the date hereof, Buyer shall have offered each Eligible Employee, subject to the Closing, a position with Buyer, (i) on terms which are substantially comparable to those set forth on Schedule 9.2, and (ii) a retention bonus to Eligible Employees who accept employment with Buyer and remain employed through March 31, 2016, in the amounts specified on Schedule 9.2. Buyer shall notify Seller on an Eligible Employee by Eligible Employee basis (i) when it offers employment to such Eligible Employees (each, an “Employment Offer”), and (ii) which Eligible Employees accept such offers of employment from the Buyer (referred to herein as “Transferred Employees”).  Seller shall, prior to the Closing, keep Buyer reasonably apprised, including upon request of Buyer, of changes in the employment status of any Eligible Employees and of other material employment-related matters related to Eligible Employees.  Seller shall terminate the employment of the applicable Transferred Employees effective as of the Closing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)No Continued Employment.  Neither Seller nor its Affiliates shall, directly or indirectly, solicit the continued employment of any Eligible Employee or the employment of any Transferred Employees after the Closing (unless and until (i) Buyer has informed Seller in writing that the particular Eligible Employee has declined the offer of employment from Buyer, or (ii) three (3) months after the Closing, whichever occurs first).

(d)No On-Going Employment Commitment.  It is understood and agreed that (a) Buyer’s extension of offers of employment as set forth in this section shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (b) employment offered by Buyer is “at will” and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and pursuant to Law).  Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Transferred Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such.

(e)Employee Benefit Plans.

(1)Buyer shall recognize the service with the Seller prior to the Closing Date by current Seller employees as service with Buyer for purposes of any waiting period, vesting, eligibility and benefit entitlement (but excluding benefit accruals under a defined benefit plan) under any tax qualified pension plan, 401(k) savings plan, welfare benefit plans and policies (including vacation) maintained by Buyer and applicable to Seller’s Eligible Employees following the Closing Date to the extent such prior service is credited under the corresponding Seller Benefit Plan prior to the Closing Date.

(2)With respect to the Seller Benefit Plans described on Schedule 9.2 (“Seller Defined Contribution Plan”), Seller shall (i) make all required contributions that related to periods (whether or not full payroll periods) ending on or prior to the Closing Date and (ii) cease all contributions on behalf of the X5 Manufacturing Facility employees with respect to periods after the Closing Date.  As soon as reasonably practicable following the Closing Date, Seller and Buyer will take any actions necessary to allow Transferred Employees to effect a rollover in accordance with ERISA and the Code of the account balances from the Seller’s Defined Contribution Plan to a similar defined contribution plan of the Buyer, (the “Buyer Defined Contribution Plan”), that is intended to be qualified under Section 401(a) and 501(a) of the Code.  Each Transferred Employee shall remain a participant in the Seller Defined Contribution Plan until the rollover transfer contemplated by this Agreement is completed, and during such time, the account balance for such employee shall be credited with applicable earnings and such employee shall have the right to withdraw any portion of his or her balance in accordance with the Seller Defined Contribution Plan.  Any outstanding loan balances shall not be rolled over to Buyer’s Defined Contribution Plan and shall remain subject to the terms of repayment under normal termination circumstances under the Seller’s Defined Contribution Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3)Seller shall be responsible for any legally mandated health care coverage continuation and any related notice requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985 or under any other applicable law for employees of the Seller and their dependents at the X5 Manufacturing Facility who have a loss of health care coverage due to a qualifying event on or before the Closing Date. Buyer shall be responsible for any legally mandated health care coverage continuation and any related notice requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985 or under any other applicable law for Transferred Employees and their dependents who have a loss of health care coverage due to a qualifying event occurring after the Closing Date.

(f)Employee Information.  Schedule 9.2 sets forth a list of Eligible Employees, each such Eligible Employee’s job title at Seller, base salary at Seller, bonus and retention pay at Seller, the primary geographic location of his or her employment with Seller as of the date hereof, and the Eligible Employee’s status at Seller broken down into the following categories:  (i) active, (ii) inactive on leave of absence with re-employment rights and (iii) on short-term disability under Seller’s short-term disability policy.

(g)Payment of Retention Bonuses.  No later than the last Business Day of April 2016, Buyer shall pay a retention payment to each Transferred Employee who has remained employed by Buyer through March 31, 2016, in the amounts specified on Schedule 9.2.  In the event that a Transferred Employee does not remain employed by Buyer through March 31, 2016 (each such Transferred Employee, a “Departed Employee”), he/she shall not be eligible to receive a retention bonus in any sum whatsoever and the portion of the XOMA Bonus Payment attributable to the Departed Employees shall be paid by Buyer to Seller no later than the last Business Day of April 2016.  Seller shall at all times remain solely responsible for the payment of any bonuses earned by its employees pursuant to the terms of any Seller bonus plan.

Preservation of Business Records

.  The Seller agrees that it shall preserve and keep all records held by it relating to the X5 Manufacturing Facility for a period of [*] years from the creation date of such record and shall make such records and their respective personnel available as may be reasonable required in connection with, among other things, any employment claims, any insurance claims, legal proceedings, governmental investigations or audits, tax audits, or any other proceedings requiring compliance with their obligations under this Agreement.

Production of X358 Clinical Product

.  Buyer acknowledges that Seller will conduct a manufacturing run, prior to Closing, for certain quantities of the X358 Product, as described in detail on Schedule 9.4.  In the event that the manufacturing run is unsuccessful, as determined by Seller in its reasonable discretion, Seller may give notice to Buyer no later than three (3) Business Days prior to Closing.  So long as doing so would not unreasonably interfere with Buyer’s business plans and operations, as reasonably determined by Buyer, then from and after the Closing, Buyer shall (i) schedule one (1) manufacturing run in the X5 Manufacturing Facility to manufacture replacement X358 Product, which manufacturing run shall be performed by Buyer and completed in a commercially reasonable time in accordance with a timeline to be agreed to in good faith between the parties taking into account Buyer’s other business priorities, (ii) use commercially reasonable efforts to manufacture the X358 Product as scheduled pursuant to clause (i) in accordance with applicable Law and industry

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

standards as in effect at the Closing, and (iii) thereafter deliver to Seller such replacement X358 Product as is generated by such production run.  For the avoidance of doubt, Buyer shall have no liability to Seller in the event that such post-Closing production run is unsuccessful (whether in amount, quality, or otherwise).  Upon delivery by Buyer to Seller of the replacement X358 Product, Seller shall pay to Buyer (i) the cost of the manufacturing run for X358 Product, and (ii) a fee to compensate Buyer for the exercised option, in an amount to be reasonably agreed by the parties prior to Buyer’s initiation of the production run.

Cooperation with Litigation Defense

.  Seller agrees to provide reasonable cooperation with Buyer in connection with any legal investigation or proceeding, threatened legal proceeding, or circumstances reasonably likely to result in a legal proceeding involving Seller’s current or former employees at the X5 Manufacturing Facility instituted against Buyer, including without limitation: (1) providing the Buyer with reasonable access during regular business hours to the books, records and other information in the possession or control of the Seller regarding the subject matter of any such threatened, actual or possible legal proceeding; and (2) granting permission of the Buyer to interview and meet with employees of the Seller regarding the subject matter of any such threatened, actual or possible legal proceeding, to the extent Seller employs any former employees of the X5 Manufacturing Facility after the Closing Date.

Confidentiality

.  Buyer and Seller acknowledge that they are parties to the Confidentiality Agreement, and they agree that the Confidentiality Agreement remains in full force and effect and that this Agreement is covered by the terms thereof.  Notwithstanding the foregoing, however, and for the avoidance of doubt, (a) the parties acknowledge and agree that, as between the parties, any Confidential Information (as defined under the Confidentiality Agreement) relating to the Purchased Assets shall be the property of Buyer as of the Closing, and Seller shall thereafter be deemed the receiving party with respect to such information thereunder and (b) the Excluded Assets shall remain the property and Confidential Information of Seller.

X.
CONDITIONS PRECEDENT

Conditions of Performance by Seller and Buyer

.  The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver where permissible) prior to the Closing of the following conditions:

(a)No Injunctions; Actions.  There shall not:  (i) be in effect any Law or Governmental Order which makes illegal or enjoins or prevents in any respect the consummation of the transactions contemplated by this Agreement; or (ii) have been commenced, and shall be continuing, an action or proceeding by any Governmental Entity which seeks to prevent or enjoin in any material respect the transactions contemplated hereby or making the consummation of such transactions illegal and which in the reasonable judgment of Seller or Buyer is reasonably likely to result in the issuance of such an injunction.

Buyer’s Conditions

.  Buyer’s obligation to consummate the transactions contemplated by this Agreement is further subject to the fulfillment at or prior to the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Closing of each of the following conditions, any of which may be waived by Buyer in its sole discretion:

(a)all representations and warranties of Seller contained in this Agreement, as well as the IP License Representations, shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on the date hereof and as of the Closing, except for such representations and warranties that address matters as of a particular date which need be true in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) only as of the particular date specified therein;

(b)Seller shall have performed or complied with all covenants and agreements required to be performed or complied with by them hereunder on or prior to the Closing and shall have tendered the required documents at the Closing as set forth in Section 4.3(a);

(c)Title Company shall be irrevocably committed to issue the Owner’s Policy, subject only to payment of the premium therefor pursuant to Section 4.4(c);

(d)The Key Employees and at least [*]% of the Non-Key Employees shall be Transferred Employees;

(e)Buyer shall have received a certificate signed by an executive officer of the Seller certifying as to the satisfaction of the conditions set forth in Section 10.2(a) and Section 10.2(b);

(f)The results of the Phase II environmental investigation to be conducted by Terracon Consultants, Inc., at Buyer’s expense, shall not reveal the presence or concentration of any Hazardous Materials other than those as are materially in accord with the Phase I report received by Buyer on October 22, 2015, Project No. ND157039;

(g)Seller shall have delivered the Evidence of Zoning Compliance; and

(h)Seller shall have delivered a “Natural Hazard Disclosure Statement,” which discloses whether the Real Property is located within one (1) or more of the six (6) natural hazard zones specified in California Civil Code Section 1103(a), which statement must be reasonably acceptable to Buyer.

Seller’s Conditions

.  Seller’s obligation to consummate the transactions contemplated by this Agreement is further subject to the fulfillment of each of the following conditions, any of which may be waived by Seller in writing in their sole discretion:

(a)all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (in the case of any representation or warranty without any materiality qualification) or in all respects (in the case of any representation or warranty containing any materiality qualification) on the date hereof and as of the Closing,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

except for the warranties that address matters as of a particular date which need be true in all material respects (in the case of any representation or warranty without any materiality qualification) or in all respects (in the case of any representation or warranty containing any materiality qualification) only as of the particular date specified therein;

(b)Buyer shall have performed or complied in all material respects with all covenants required to be performed or complied with by it hereunder on or prior to the Closing and shall have tendered the cash and required documents at the Closing as set forth in Section 4.3(b) and Section 4.4(a); and

(c)Seller shall have received a certificate signed by an executive officer of Buyer certifying as to the satisfaction of the conditions set forth in Section 10.3(a) and Section 10.3(b).

Casualty

.  If any portion of the Purchased Assets is damaged by any casualty, whether or not covered by insurance, prior to the Closing, then if the damage is not material and does not impose material additional costs on Buyer, as reasonably determined by Buyer, the parties shall nonetheless consummate the transaction described herein; provided that Seller shall assign to Buyer the insurance proceeds for such loss, if any, at the Closing, and Seller shall pay the deductible portion of any insured loss to Buyer or credit the same to Buyer’s obligations at the Closing. If the casualty damages the Purchased Assets, and/or would impose costs on Buyer, each in excess of [*], then within twenty (20) days of such casualty Buyer may elect by written notice to Seller (i) to terminate this Agreement, in which event the obligations of both parties hereunder shall be null and void, or (ii) proceed with the Closing, in accordance with the first sentence of this Section 10.4.  The Closing shall be delayed as necessary to give Buyer the full benefits of such twenty (20) day time period, and in such instance the outside closing date in Section 12.1(d) shall be extended by a like amount.

XI.
INDEMNIFICATION

Survival

.  All representations and warranties (other than the Fundamental Representations) of Seller and Buyer contained herein or made pursuant hereto will survive the Closing Date for a period of [*] months after the Closing Date; and the Fundamental Representations contained herein or made pursuant hereto will survive the Closing Date for a period of [*] months after the Closing Date.  Except as otherwise expressly provided in this Agreement, the covenants and agreements of the parties hereto contained in this Agreement will survive the Closing indefinitely or until fully performed to the reasonable satisfaction of the other party hereto in accordance with their terms, and the indemnification obligations contained in Section 11.2(a)(iv) will survive the Closing Date indefinitely (as applicable, the “Survival Period”).  Any right of indemnification pursuant to this Article XI hereof with respect to a claimed breach of a representation, warranty, or covenant will expire on the last day of the applicable Survival Period of the representation, warranty, or covenant claimed to be breached, unless on or prior to such date the party seeking indemnification will have delivered notice of a good faith claim in accordance with the provisions of Section 11.6 and Section 13.3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Indemnification by Seller

.

(a)From and after Closing, Seller hereby agrees to indemnify Buyer and its Affiliates and their respective officers, directors, and employees (the “Buyer Indemnified Parties”) against, and agrees to hold them harmless from, any Loss incurred or suffered by such Buyer Indemnified Party to the extent such Loss arises from the following:

(i)any breach by Seller of any representation or warranty (other than a Fundamental Representation) made by it contained in this Agreement (or any Ancillary Agreement), including without limitation the IP License Representations, that results in a Loss relating to the Purchased Assets;

(ii)any breach by Seller of any Fundamental Representation;

(iii)any breach by Seller of any of its covenants contained in this Agreement (or any Ancillary Agreement) other than Section 6.3, the sole and exclusive remedy for which is described in Section 6.3, and other than Section 6.4;

(iv)any Excluded Liability; or

(v)any employment matter not disclosed in Schedule 5.5.

(b)Notwithstanding the foregoing, the indemnifications in favor of the Buyer Indemnified Parties contained in Section 11.2(a)(i) above shall be subject to the following limitations:  (i) in no event shall the Buyer Indemnified Parties be entitled to receive payment for indemnification for claims made pursuant to Section 11.2(a)(i), except to the extent that the Buyer Indemnified Parties (collectively) have actually incurred Losses that exceed in the aggregate [*] Dollars ($[*]) (but provided that in such event the Buyer Indemnified Parties will be entitled to recover all Losses including the first $[*]); and (ii) the Buyer Indemnified Parties shall be entitled to reimbursement for the amount of Losses (x) incurred under Section 11.2(a)(i) in the aggregate up to [*] Dollars ($[*]), and (y) incurred under Sections 11.2(a)(ii) and (v) in the aggregate up to the Cash Purchase Price (in each case, the “Seller’s Cap”) and Seller will thereafter have no further obligations or liabilities with respect to any such Losses under Section 11.2(a)(i) in excess of the Seller’s Cap.

(c)Buyer acknowledges and agrees that the indemnification provided in this Article XI and the indemnification provided in any of the Ancillary Agreements will be the sole and exclusive remedy for all Losses related to or arising at Law, under any statute, or in equity or otherwise out of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby (other than claims of or causes of action arising from fraud) and, in furtherance thereof, Buyer waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims, actions, or causes of action (other than claims or causes of action arising from fraud) it may have against Seller or any of its respective Affiliates relating to the subject matter of this Agreement or any of the Ancillary Agreements, other than the remedies provided in this Article XI, or any other provision of this Agreement or contained in any Ancillary Agreement; provided, however, that Buyer shall be entitled to seek temporary or permanent injunctive relief in order to enforce its rights under this Article XI, or under any other provision of this Agreement or as provided under any of the Ancillary Agreements.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, nothing shall prohibit Buyer from seeking specific performance pursuant to Section 13.12 hereof or pursuant to any Ancillary Agreement to the extent provided for therein.

Indemnification by Buyer

.  Buyer hereby agrees to indemnify Seller and its respective Affiliates and their respective officers, directors, and employees (the “Seller Indemnified Parties”) against, and agrees to hold them harmless from, any Loss incurred or suffered by Seller Indemnified Party to the extent such Loss arises from or in connection with the following:

(a)any breach by Buyer of any representation or warranty made by it contained in this Agreement (or any Ancillary Agreement);

(b)any breach by Buyer of any of its covenants contained in this Agreement (or any Ancillary Agreement); or

(c)any Assumed Liability.

Reductions

.  The amount of any Loss for which indemnification is provided under this Article XI will be net of (a) any amounts actually recovered by the Indemnified Party under insurance policies or other Third Party indemnification proceeds with respect to such Loss and (b) any tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Losses.  Notwithstanding the foregoing, the Indemnified Party shall not be obligated to make or pursue any claim for insurance coverage or any indemnity, contribution or other similar payment.

Calculation of Losses

.  Notwithstanding anything in this Agreement to the contrary, for purposes of calculating Losses under this Article XI, all of the representations and warranties set forth in this Agreement that are qualified as to “material,” “materiality,” “material respects,” “Material Adverse Effect” or words of similar import or effect shall be deemed to have been made without any such qualification for purposes of determining the amount of Losses resulting from, arising out of or relating to any such breach of representation or warranty.

Procedure

.

(a)In order for an indemnified party under this Article XI (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, such Indemnified Party will, promptly following the discovery of the matters giving rise to any Loss, notify the indemnifying party under this Article XI (the “Indemnifying Party”) in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such prompt notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure.  Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)If the indemnification sought pursuant hereto involves a claim made by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party will be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party; provided that such counsel must be reasonably acceptable to the Indemnified Party.  Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense.  The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof.  If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties hereto will cooperate in the defense or prosecution thereof.  Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnifying Party will not settle, compromise, or discharge such Third Party Claim, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed).  Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise, or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed).

XII.
TERMINATION

Termination

.  This Agreement may be terminated:

(a)by mutual written agreement of Seller and Buyer;

(b)by Buyer pursuant to Section 10.4;

(c)by Seller or Buyer upon written notice to the other if there shall be in effect any Law, or any Governmental Order which shall have become binding and nonappealable, in the United States which makes illegal or permanently prohibits or enjoins the consummation of the transactions contemplated by this Agreement; or

(d)by Seller or Buyer upon notice to the other if the Closing shall not have occurred on or before January 1, 2016; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1(d) shall not be available to such party whose failure to fulfill any obligation under this Agreement has caused, or resulted, in the failure of the Closing to occur on or before such date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Effect of Termination

.  Upon any termination of this Agreement pursuant to Section 12.1, no party shall thereafter have any further Liability but no such termination shall relieve either party of any Liability to the other party for any breach of this Agreement or fraud prior to the date of such termination, and provided further that in the event of termination by Buyer other than as a result of any failure of any closing condition in Article IV or Article X to be satisfied, Buyer shall pay Seller the Employee Amount calculated up to the date of termination.  The provisions of this Section 12.2 and Article XII shall survive any termination of this Agreement pursuant to Section 12.1.

XIII.
GENERAL PROVISIONS

Expenses

.  Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

Further Assurances and Actions

.  Each of the parties hereto, upon the request of the other party hereto and without further consideration, will do, execute, acknowledge, and deliver, or cause to be done, executed, acknowledged, or delivered, all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement.  Seller and Buyer agree to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Notices

.  All notices, requests, demands, waivers, and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand (including by reputable overnight courier) or via electronic mail (provided that for electronic mail, a copy of such notice shall also be transmitted by hand (including by reputable overnight courier)):

i)	if to Buyer, to: c/o Agenus Inc. 3 Forbes Road Lexington, MA 02421 Attn: Chief Financial Officer Telephone: Email:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a copy to: Agenus Inc. 3 Forbes Road Lexington, MA 02421 Attn: General Counsel Telephone: Email:

with a copy to:

Goodwin Procter LLP
Exchange Place

53 State Street

Boston, MA  02109

Attn:
Telephone:
Email:

with a copy to:

Goodwin Procter LLP
3 Embarcadero Center, 24th Floor

San Francisco, CA  94111

Attn:

Telephone:
Email:

ii)	if to Seller, to: XOMA Corporation 2910 Seventh Street Berkeley, CA 94710 Attn: Legal Department Telephone: Email:
with a copy to: Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Attn: Telephone: Email:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or to such other person or address as any party shall specify by notice in writing to the other party.  All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered, if a Business Day, and otherwise at the start of the next Business Day; and (ii) on the date on which emailed and confirmed, if during normal business hours at the recipient’s location, and otherwise at the start of the next Business Day.

Waiver and Amendments

.  The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other parties.  No waiver shall be effective unless it has been given in writing and signed by the party giving such waiver.  No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each party.

Headings

.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Severability

.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Counterparts

.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.  Signatures may be delivered electronically by .pdf, which shall be considered to be effective as an original signature.

Entire Agreement; No Third Party Beneficiaries

.  This Agreement (together with the schedules, annexes and exhibits attached hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between or among the parties hereto with respect to the subject matter hereof.  Except as specifically provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Relationship of the Parties

.  Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Seller and Buyer, or to constitute one as the agent of the other.  Moreover, each party agrees not

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.

Governing Law; Jurisdiction

.  This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of law principles thereof.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in state or federal court sitting in California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit, or proceeding relating thereto except in the courts described above in California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts described herein for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (c) that (i) the suit, action, or proceeding in any such court is brought in an inconvenient forum; (ii) the venue of such suit, action, or proceeding is improper; or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

No Recording

.  The parties hereto agree that neither this Agreement nor any memorandum hereof shall be recorded.  The provisions of this Section 13.11 shall survive the Closing or any early termination of this Agreement.

Specific Performance

.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.

Waiver of Jury Trial

.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

Binding Effect; Assignment

.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assigns of the parties and such Persons.  This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties; provided, however, that (a) any Party may assign its rights hereunder to one or more of its Affiliates, (b) any Party may assign its rights hereunder in a merger, stock sale or similar transaction with a Third Party and (c) Buyer may assign its rights hereunder to a Third Party succeeding to all or substantially all of the Purchased Assets, in each case so long as such Affiliate or Third Party agrees in writing to become a party to this Agreement and be bound to the terms and conditions of this Agreement and,  in the case of a transfer to an Affiliate in accordance with clause (a), the transferring party shall remain liable for the performance of all obligations of itself and its Affiliated transferees under this Agreement.

Energy Use Report

.  Buyer hereby acknowledges that Seller has disclosed to Buyer the prior 12 months’ energy usage of the Real Property, in the form required under Section 25402.10 of the California Public Resources Code and the regulations at C.C.R. Title 20, Div. 2, Art. 9, Sections 1680 et seq. (the “Energy Disclosure”).  Buyer further acknowledges and agrees that:  (a) the information in the Energy Disclosure is for the current occupancy and use of the Real Property, (b) the energy profile of the Real Property will vary depending on future occupancy and use of the Real Property, (c) Seller makes no representations or warranties regarding the information in the Energy Disclosure, which arises from metering performed by third parties, nor the future Energy Star profile of the Real Property, and (d) Buyer shall keep the information in the Energy Disclosure confidential in accordance with this Agreement.  Buyer acknowledges and agrees that nothing contained in the Energy Disclosure releases Buyer from its obligation to fully investigate and satisfy itself with the condition of the Real Property.  Buyer further acknowledges and agrees that the matters set forth in the Energy Disclosure may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Energy Disclosure.  Buyer is solely responsible for preparing and delivering its own Energy Disclosure to subsequent prospective purchasers of the Real Property.

Disclosure Schedule

.  Concurrently with the execution and delivery of this Agreement by the parties hereto, the Seller delivered or caused to be delivered to the Buyer the Schedules.  The Schedules are hereby incorporated by reference into, and forms an integral part of, this Agreement.  The information and disclosures contained in each Schedule shall be deemed to be disclosed and incorporated by reference in each of the other Schedules (whether or not specific cross-references are made therein).  The inclusion of any matter, information or item in the Schedule shall not be deemed to constitute an admission of any liability by the Seller to any Third Party or otherwise imply that any such matter, information, or item is material or creates a measure for materiality for the purposes of this Agreement.

[signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

AGENUS WEST, LLC

By:   /s/ C. Evan Ballantyne
Name:  C. Evan Ballantyne
Title:Treasurer

Acknowledged and agreed with respect to the obligations of Parent pursuant to Sections 4.4 and 8.3, and Article 7:

AGENUS INC.

By:  /s/ C. Evan Ballantyne
Name:C. Evan Ballantyne
Title:Chief Financial Officer

XOMA CORPORATION

By:  /s/ Jim Neal
Name:Jim Neal
Title:Senior Vice President,
Chief Operating Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.